Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-117370, No. 333-134871, No. 333-136493, No. 333-164083, No. 333-171630, No. 333-197648, and No. 333-239776) of NOVAGOLD RESOURCES INC. of our report dated January 27, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, and our report dated January 20, 2021 relating to Donlin Gold LLC’s financial statements, all of which appear in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada
January 27, 2021